AMENDMENT TO AMENDED AND RESTATED

INVESTMENT ADVISORY AGREEMENT

This Amendment (this “Amendment”), effective May 17, 2018, is made to the Amended and Restated Investment Advisory Agreement by and between Great-West Funds, Inc. (“Great-West Funds”) and Great-West Capital Management, LLC (the “Adviser”).

WHEREAS, Great-West Funds and Adviser are parties to the Amended and Restated Investment Advisory Agreement, dated May 1, 2017, as amended (the “Agreement”); and

WHEREAS, pursuant to Article VI of the Agreement, Great-West Funds and Adviser desire to amend the Agreement on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, Great-West Funds and Adviser agree as follows:

1.	Schedule A of the Agreement is hereby deleted in its entirety and replaced with Schedule A attached hereto.

2.	In the event of a conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall control.

3.	This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

4.	Except as amended by this Amendment, all other provisions of the Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through duly authorized officers as of the Effective Date.

GREAT-WEST CAPITAL MANAGEMENT, LLC

Attest:	/s/ Cara B. Owen	By:	/s/ Scott C. Sipple

Name:	Cara B. Owen	Name:	Scott C. Sipple

Title:	Senior Counsel & Assistant Secretary	Title:	President & Chief Executive Officer

GREAT-WEST FUNDS, INC.

Attest:	/s/ Cara B. Owen	By:	/s/ Mary C. Maiers

Name:	Cara B. Owen	Name:	Mary C. Maiers

Title:	Senior Counsel & Assistant Secretary	Title:	Chief Financial Officer & Treasurer

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SCHEDULE A

TO THE AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT

Funds	Investment Advisory Fee
Great-West Ariel Mid Cap Value Fund	0.67% of the average daily net assets
Great-West Bond Index Fund	0.13% of the average daily net assets
Great-West Core Bond Fund	0.32% of the average daily net assets
Great-West Core Strategies: Flexible Bond Fund	0.38% of the average daily net assets
Great-West Core Strategies: Inflation-Protected Securities Fund	0.33% of the average daily net assets on assets up to $1 billion, 0.28% of the average daily net assets on assets over $1 billion, and 0.23% of the average daily net assets on assets over $2 billion
Great-West Core Strategies: International Equity Fund	0.53% of the average daily net assets on assets up to $1 billion, 0.48% of the average daily net assets on assets over $1 billion, and 0.43% of the average daily net assets on assets over $2 billion
Great-West Core Strategies: Short Duration Bond Fund	0.23% of the average daily net assets
Great-West Core Strategies: U.S. Equity Fund	0.47% of the average daily net assets on assets up to $1 billion, 0.42% of the average daily net assets on assets over $1 billion, and 0.37% of the average daily net assets on assets over $2 billion
Great-West Emerging Markets Equity Fund	0.93% of the average daily net assets on assets up to $1 billion, 0.88% of the average daily net assets on assets over $1 billion, and 0.83% of the average daily net assets on assets over $2 billion
Great-West Mid Cap Value Fund	0.79% of the average daily net assets on assets up to $1 billion, 0.74% of the average daily net assets on assets over $1 billion, and 0.69% of the average daily net assets on assets over $2 billion
Great-West Government Money Market Fund	0.10% of the average daily net assets
Great-West Inflation-Protected Securities Fund	0.33% of the average daily net assets on assets up to $1 billion, 0.28% of the average daily net assets on assets over $1 billion, and 0.23% of the average daily net assets on assets over $2 billion
Great-West International Growth Fund	0.82% of the average daily net assets on assets up to $1 billion, 0.77% of the average daily net assets on assets over $1 billion, and 0.72% of the average daily net assets on assets over $2 billion
Great-West International Index Fund	0.25% of the average daily net assets on assets up to $1 billion, 0.20% of the average daily net assets on assets over $1 billion, and 0.15% of the average daily net assets on assets over $2 billion
Great-West International Value Fund	0.67% of the average daily net assets
Great-West Invesco Small Cap Value Fund

0.80% of the average daily net assets on assets up to $1 billion,

0.75% of the average daily net assets on assets over $1 billion, and

0.70% of the average daily net assets of on assets over $2 billion;

Great-West Loomis Sayles Bond Fund	0.52% of the average daily net assets on assets up to $1 billion, 0.47% of the average daily net assets on assets over $1 billion, and 0.42% of the average daily net assets on assets over $2 billion
Great-West Loomis Sayles Small Cap Value Fund	0.71% of the average daily net assets
Great-West Large Cap Growth Fund	0.64% of the average daily net assets on assets up to $1 billion, 0.59% of the average daily net assets on assets over $1 billion, and 0.54% of the average daily net assets on assets over $2 billion
Great-West Small Cap Growth Fund	0.83% of the average daily net assets on assets up to $1 billion, 0.78% of the average daily net assets on assets over $1 billion, and 0.73% of the average daily net assets on assets over $2 billion
Great-West Putnam Equity Income Fund	0.74% of the average daily net assets on assets up to $1 billion, 0.69% of the average daily net on assets over $1 billion, and 0.64% of the average daily net assets on assets over $2 billion

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Funds	Investment Advisory Fee
Great-West Putnam High Yield Bond Fund	0.72% of the average daily net assets on assets up to $1 billion, 0.67% of the average daily net assets on assets over $1 billion, and 0.62% of the average daily net assets on assets over $2 billion
Great-West Real Estate Index Fund	0.34% of the average daily net assets on assets up to $1 billion, 0.29% of the average daily net assets on assets over $1 billion, and 0.24% of the average daily net assets on assets over $2 billion
Great-West S&P 500® Index Fund	0.21% of the average daily net assets on assets up to $1 billion, 0.16% of the average daily net assets on assets over $1 billion, and 0.11% of the average daily net assets on assets over $2 billion
Great-West S&P Mid Cap 400® Index Fund	0.18% of the average daily net assets on assets up to $1 billion, 0.13% of the average daily net assets on assets over $1 billion, and 0.08% of the average daily net assets on assets over $2 billion
Great-West S&P Small Cap 600® Index Fund	0.19% of the average daily net assets on assets up to $1 billion, 0.14% of the average daily net assets on assets over $1 billion, and 0.09% of the average daily net assets on assets over $2 billion
Great-West SecureFoundation® Balanced ETF Fund	0.16% of the average daily net assets
Great-West Short Duration Bond Fund	0.23% of the average daily net assets
Great-West T. Rowe Price Equity Income Fund	0.47% of the average daily net assets
Great-West T. Rowe Price Mid Cap Growth Fund	0.66% of the average daily net assets
Great-West Templeton Global Bond Fund	0.58% of the average daily net assets on assets up to $1 billion, 0.53% of the average daily net assets on assets over $1 billion, and 0.48% of the average daily net assets on assets over $2 billion
Great-West U.S. Government Securities Fund	0.23% of the average daily net assets

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